UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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Cellular Biomedicine Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 (this "Amendment") amends the Definitive Proxy Statement (the "Proxy Statement") filed by Cellular Biomedicine Group, Inc. (the "Company") with the Securities and Exchange Commission on March 17, 2017.  The Proxy Statement was filed in connection with the Company's 2017 Annual Meeting of Stockholders to be held on April 28, 2017 (the "Annual Meeting").

This Amendment is being filed to include Annex A, a copy of Amendment No. 1 to the Company’s 2014 Equity Incentive Plan subject to ratification at the Annual Meeting pursuant to Proposal 3 included in the Proxy Statement, which was inadvertently excluded from the Proxy Statement. No other changes are being made to the Proxy Statement.

Annex A

AMENDMENT NO. 1

TO

 CELLULAR BIOMEDICINE GROUP, INC.

2014 EQUITY INCENTIVE PLAN

Effective as of [●], 2017*

WHEREAS, Cellular Biomedicine Group, Inc. (the “Company”) sponsors and maintains the 2014 Equity Incentive Plan (the “Plan”),

WHEREAS, the Company initially authorized 1,200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), for issuance under the Plan, subject to an annual 1% increase of the maximum aggregate number of Common Shares available for issuance in the prior year;

WHEREAS, the Company’s Board of Directors (the “Board”) previously approved an amendment to the Plan to increase the base number of Common Shares that may be issued under the Plan from 1,200,000 to 2,200,000 shares;

WHEREAS, Section 14(a) of the Plan reserves to the Board, subject to stockholder approval, as applicable, the right to amend the Plan at any time and from time to time;

NOW, THEREFORE, effective as of the date first written above, the first sentence of Section 5(b) of the Plan is hereby amended and restated in its entirety, to read as follows:

(b) Subject to Sections 3, 11 and 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of Two Million Two Hundred Thousand (2,200,000) Common Shares.

Except as expressly amended herein, the Plan and all of the provisions contained therein shall remain in full force and effect.

The undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted and approved by the Board and the Company’s stockholders effective as of the date first written above.

CELLULAR BIOMEDICINE GROUP, INC.

By:
Name:	Bizuo (Tony) Liu
Title:	Chief Executive Officer

*
Amendment No. 1 effective date shall be the date stockholder approval is obtained.